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                                                                     EXHIBIT 1.2
                                                                     -----------

                        MADISON GAS AND ELECTRIC COMPANY

                           ___% First Mortgage Bonds,
                                  20__ Series

                             Underwriting Agreement
                             ----------------------


                                                             __________, 199____

[Representative[s]]
[Address[es]]

Dear Sirs:

     Madison Gas and Electric Company, a Wisconsin corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") $__________ aggregate principal amount of the Company's __% first mortgage bonds, 20__ series (the "Bonds"). The Bonds will be issued under and secured as provided by the Company's Indenture of Mortgage and Deed of Trust dated as of January 1, 1946 under which Firstar Trust Company (formerly known as First Wisconsin Trust Company) is the trustee (the "First Mortgage Trustee"), as amended or supplemented by the _______ supplemental indentures thereto and as to be further amended and supplemented by the _________ Supplemental Indenture (the "First Mortgage Supplemental Indenture") in the form delivered to you herewith (such Indenture as so amended and supplemented is herein referred to as the "First Mortgage Indenture" and the First Mortgage Indenture and the Bonds are herein referred to collectively as the "Mortgage Documents").

     This is to confirm the agreement concerning the purchase of the Bonds from the Company by the Underwriters.

     1.  Representations and Warranties.  The Company represents and warrants
         ------------------------------
to, and agrees with, each Underwriter that:

     (a) A registration statement on Form S-3 (File No. 33-________) with respect to the Bonds has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, has been filed with the Commission under the Securities Act and has been declared effective thereunder. Copies of such registration statement as amended to date have been delivered by the Company
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to you as the representative[s] (the "Representative(s]") of the Underwriters.
The First Mortgage Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and conforms to the requirements thereof and the rules and regulations of the Commission thereunder. For purposes of this Agreement, "Effective Time" means the date and the time as of which such registration statement was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, amended at the Effective Time, including any documents incorporated by reference therein; "Prospectus" means the prospectus included in the Registration Statement with any changes thereto made by the Company with the consent of the Representative[s]; and "Prospectus as amended and supplemented" means the Prospectus as amended and supplemented with respect to the Bonds in the form in which it is first filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Securities Act. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such Prospectus; and any reference to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of such Prospectus, and incorporated by reference therein. The Commission has not issued any order preventing or suspending the use of the Prospectus.

     (b) The Registration Statement contains, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended and supplemented will contain, all statements which are required by the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations of the Commission under such Acts; and at the time of filing thereof, the Registration Statement did not, and any post-effective amendment to the Registration Statement filed with the Commission after the Effective Time, the Prospectus and the Prospectus as amended and supplemented will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for inclusion therein. There is no contract or document required to be described in the Registration Statement or the Prospectus or

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to be filed as an exhibit to the Registration Statement which is not described or filed as required.

     (c) The documents which are incorporated by reference in the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations under such Acts; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations under such Acts.

     (d) Coopers & Lybrand, whose report is incorporated by reference in the Prospectus, are independent certified public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. The financial statements and schedules (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement or the Prospectus present fairly the financial condition, results of operations and changes in financial condition of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout such periods indicated except as noted therein.

     (e) Each of the Company and its Subsidiaries (as defined in Section 13 hereof) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, with full power and authority to own or lease its properties and conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary. The Company has full power and authority to execute and deliver and perform its obligations under this Agreement and each of the Mortgage Documents.

     (f) The First Mortgage Supplemental Indenture has been duly authorized and, upon execution and delivery thereof by the First Mortgage Trustee and the Company, will constitute the valid and legally binding obligation of the Company enforceable in accordance with its terms (excepts as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and

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other laws relating to or affecting creditors' rights generally and by general equity principles). The Bonds have been duly authorized and, upon issuance and delivery thereof and payment therefor in the manner herein described, will be duly authorized, validly issued and outstanding, and will constitute valid and legally binding obligations of the Company, secured by and entitled to the benefits of the First Mortgage. The Mortgage Documents conform to the descriptions thereof contained in the Prospectus as amended and supplemented.

     (g) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or adverse development which materially affects, the condition (financial or other), results of operation, business or prospects, of the Company (or of the Company and its Subsidiaries taken as a whole) from the date as of which information is given in the Prospectus.

     (h) Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, nor will the execution or delivery hereof or consummation of the transactions contemplated hereby result in a violation of, or constitute a default under, the Restated Articles of Incorporation, by-laws or other governing documents of the Company or any of its Subsidiaries, or any agreement, indenture or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any law, rule, administrative regulation or decree of any court, or any governmental agency or body having jurisdiction over the Company, its Subsidiaries or any of their respective properties, or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any of its Subsidiaries other than pursuant to the First Mortgage. The Wisconsin Public Service Commission (the "Wisconsin Commission") has entered its order dated __________, 1994 (hereinafter referred to as the "Order") permitting the issuance and delivery of the Bonds and the execution, delivery and performance of the First Mortgage Supplemental Indenture by the Company; and the Order is in full force and effect and has not been modified or repealed in any respect. Except for permits and similar authorizations required under the Securities Act and the securities or "Blue Sky" laws of certain jurisdictions and except for the Order and such other permits and authorization as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of

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the transactions contemplated by this Agreement or the Mortgage Documents.

     (i) This Agreement has been duly authorized, executed and delivered by the Company.

     (j) The Company and each of its Subsidiaries owns, or has valid rights to use, all items of real and personal property which are material to the business of the Company (or of the Company and its Subsidiaries taken as a whole), free and clear of all liens, encumbrances and claims which may materially interfere with the business, properties, financial condition or results of operations of the Company (or of the Company and its Subsidiaries taken as a whole).

     (k) There is no litigation or proceeding pending, or to the knowledge of the Company threatened, which challenges the validity or enforceability of the Order, the First Mortgage Indenture, the First Mortgage Supplemental Indenture or the Bonds or which seeks to enjoin the performance by the Company of its obligations thereunder or hereunder, and there is no litigation or governmental proceeding to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is subject or which is pending or, to the knowledge of the Company, contemplated against the Company or any of its Subsidiaries which might result in any material adverse change in the condition (financial or other), results of operations, business or prospects of the Company (or of the Company and its Subsidiaries taken as a whole) or which is required to be disclosed in the Prospectus.

     (l) Neither the Company nor any Subsidiary is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation might have a material adverse effect on the condition (financial or other), results of operations, business or prospects of the Company (or of the Company and its Subsidiaries taken as a whole).

     (m) The conditions for use of Form S-3, as set forth in the general instructions thereto, have been satisfied.

     (n) The First Mortgage Indenture constitutes a valid perfected and directly enforceable first mortgage lien on all of the properties, rights and assets of the Company except certain properties not used or useful in the public utility business of the Company or otherwise excluded from the lien of the First Mortgage Indenture by the terms thereof.

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     2.  Purchase of the Bonds by the Underwriters.  Subject to the terms and
         -----------------------------------------
conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase at a price of _____% of the principal amount thereof (plus accrued interest, if any, to the date of delivery thereof), the principal amount of Bonds set forth opposite such Underwriter's name in Schedule I hereto. The Underwriters agree to offer such Bonds to the public as set forth in the Prospectus.

     3.  Delivery of and Payment for Bonds.  Delivery of the Bonds shall be made
         ---------------------------------
at the offices of _______________, New York, New York (or such other place as mutually may be agreed upon), at 10:00 A.M., New York City time, on the fifth full Business Day (as defined in Section 13 hereof) following the date of this Agreement, or on such later date as shall be determined by you and the Company (the "Closing Date").

     Delivery of the Bonds shall be made by or on behalf of the Company to you, for the respective accounts of the Underwriters, against payment of the purchase price therefor by certified or official bank check payable in New York Clearing House funds to the order of the Company. The Bonds shall be registered in such names and denominations as you shall have requested at least two full Business Days prior to the Closing Date, and shall be made available for checking and packaging in New York, New York or such other location as may be designated by you at least one full Business Day prior to the Closing Date.

     If you and the Company so agree, the Bonds shall be in the form of a global certificate or certificates prepared and delivered in accordance with the applicable rules and procedures of The Depository Trust Company or other depository therefor.

     4.  Covenants.  The Company covenants and agrees with each Underwriter
         ---------
that:

     (a) The Company shall notify you promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company shall prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or the Prospectus which, in your opinion, may hereafter become necessary or advisable in connection with the distribution of the Bonds; the Company shall file with the Commission in accordance with Rule 424 under the Act the Prospectus as amended and supplemented in

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the form furnished to the Representative(s] concurrently with the execution and delivery of this Agreement; and the Company shall not file any amendment or supplement to the Registration Statement or other amendment or supplement to the Prospectus, or file any document under the Exchange Act before the termination of the offering of the Bonds by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, unless such filing is consented to by you after reasonable notice thereof, such consent not to be unreasonably withheld or delayed. The Company shall advise you promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of the Prospectus or suspending the qualification of the Bonds for offering or sale in any jurisdiction, or of the institution of any proceedings for any such purpose; and the Company shall use its best efforts to prevent the issuance of any stop order or other such order and, should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

     (b) The Company shall furnish to each of the Representative[s] and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed and each amendment thereto filed with the Commission, including all consents and exhibits filed herewith, and shall furnish to the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), in each case as soon as available and in such quantities as the Representative[s] may from time to time reasonably request.

     (c) Within the time during which the Prospectus relating to the Bonds is required to be delivered under the Securities Act, the Company shall comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Bonds as contemplated by the provisions hereof and by the Prospectus. If during such period any event occurs as a result of which the Prospectus as then amended and supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration

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Statement, to amend or supplement the Prospectus to comply with the Securities
Act or to file any document with the Commission, the Company shall promptly notify you and shall amend the Registration Statement or amend or supplement the Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or to effect such compliance.

     (d) The Company shall take or cause to be taken all necessary action and furnish to whomever you may direct such information as may be required in qualifying the Bonds for sale under the laws of such jurisdictions as you shall designate, and continue such qualifications in effect for as long as may be necessary for the distribution of the Bonds; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation, or to execute a general consent to service of process.

     (e) The Company shall make generally available to its security holders (and shall deliver to the Representative[s]), in the manner contemplated by Rule 158(b) under the Securities Act or otherwise, as soon as practicable but in any event not later than 45 days after the end of its fiscal quarter in which the first anniversary date of the Effective Date occurs, an earning statement satisfying the requirements of Section 11(a) of the Securities Act and covering a period of at least 12 consecutive months beginning after the Effective Date.

     (f) During the period beginning on the date of this Agreement and continuing until the distribution of the Bonds has been completed (as notified by the Representative(s] to the Company), the Company shall not offer, sell, contract to sell or otherwise dispose of any debt securities of the Company (other than the Bonds) which mature more than one year after the Closing Date without the prior written consent of the Representative[s].

     (g) The Company shall apply the net proceeds of the sale of the Bonds as set forth in the Prospectus. The Company shall take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder, or a "holding company" or "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or a "public utility," within the respective meanings of such terms under the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations of the Commission thereunder.

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     (h)  Whether or not this Agreement becomes effective or is terminated or the sale of the Bonds to the Underwriters is consummated, the Company shall pay or cause to be paid (A) all expenses incurred in connection with the delivery to the several Underwriters of the Bonds, (B) all fees and expenses (including, without limitation, fees and expenses of the Company's accountants and counsel, but excluding fees and expenses of counsel for the Underwriters) in connection with the preparation, printing, filing, delivery and shipping of the Registration Statement (including the financial statements therein and all amendments and exhibits thereto), the Prospectus and any amendments or supplements of the foregoing and any documents incorporated by reference into any of the foregoing and the printing, delivery and shipping of this Agreement and other underwriting documents, including, but not limited to, Underwriters' Questionnaires, Underwriters' Powers of Attorney, Blue Sky Memoranda, Legal Investment Surveys, Agreements Among Underwriters and Selected Dealer Agreements, (C) all filing fees and fees and disbursements of counsel to the Underwriters incurred in connection with the qualification of the Bonds under state securities laws as provided in Section 4(d) hereof, (D) any filing incident to any required review of the National Association of Securities Dealers, Inc. of the terms of the sale of the Bonds, (E) any applicable listing or other fees, (F) the cost of printing the Bonds, (G) the cost and charges of any paying agent or registrar for the Bonds, (H) the fees and expenses of the First Mortgage Trustee, including the fees and disbursements of counsel for the First Mortgage Trustee in connection with the First Mortgage, the First Mortgage Supplemental Indenture and the Bonds, (I) any fees and expenses in connection with any rating or proposed rating of the Bonds and (i) all other costs and expenses incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section. It is understood, however, that, except as provided in this Section, Section 6 and Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer taxes due upon resale of any of the Bonds by them and any advertising expenses incurred in connection with any offers they may make. If the sale of the Bonds provided for herein is not consummated by reason of acts of the Company pursuant to Section 8 hereof which prevent this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed or because any other condition of the Underwriters' obligations hereunder is not fulfilled or if the Underwriters shall decline to purchase the Bonds for any reason permitted under this Agreement, the Company shall reimburse the several Underwriters

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for all reasonable out-of-pocket disbursements (including fees and expenses of counsel) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Bonds or in contemplation of the performance by them of their obligations hereunder.

     5.  Conditions of Underwriters' Obligations.  The obligations of the
         ---------------------------------------
several Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     (a) The Prospectus as amended and supplemented shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) herein, all post-effective amendments to the Registration Statement shall have become effective, all filings required by the Securities Act, the Exchange Act, the Trust Indenture Act and the rules and regulations under such Acts shall have been made and no such filings shall have made without the consent of the Representative[s]; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to you and complied with to your satisfaction; and the Order shall be in full force and effect.

     (b) No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in your opinion, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statement not misleading.

     (c) On or prior to the Closing Date, you shall have received from __________________, counsel for the Underwriters, such opinion or opinions with respect to corporate proceedings by the Company, the form of Registration Statement and Prospectus (other than financial statements and other financial data), the validity of the Bonds, and other related matters as you may reasonably request and such counsel shall have received such

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documents and information as they request to enable them to pass upon such matters. In rendering such opinion, such counsel shall be entitled to rely on the opinion delivered pursuant to Section 5(d) as to all matters governed by the laws of the State of Wisconsin.

     (d) The Representatives shall have received an opinion, dated the Closing Date, of Michael, Best & Friedrich, counsel for the Company, substantially to the effect that:

          (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Wisconsin, with corporate authority to own and operate its properties, and valid franchises, licenses and permits adequate for the conduct of its business, as described in the Prospectus;

          (ii) The Bonds are in due and proper form; the issuance and sale of the Bonds by the Company in accordance with the terms of this Agreement have been duly authorized by the necessary corporate action; the Bonds, when duly executed and authenticated in accordance with the provisions of the First Mortgage Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights or by general principles of equity; and the Bonds are entitled to the benefits provided by the First Mortgage Indenture;

          (iii) Neither the issuance and sale of the Bonds nor the consummation of any of the other transactions herein contemplated will result in a breach of violation of any of the terms and provisions of, or constitute a default under, the Company's Articles of Incorporation or By-laws, as restated or amended, or any material agreement, indenture or instrument known to such counsel to which the Company is a party or by which any of its property may be bound, or any material order known to such counsel of any court or administrative agency which has been entered in any proceedings in which the Company is now a party;

          (iv) The First Mortgage Indenture has been duly and validly authorized by the necessary corporate action, has

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     been duly executed and delivered and constitutes a valid and legally binding instrument enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general applicability relating to or affecting the enforcement of mortgagees' and other creditors' rights or by general principles of equity; and the Bonds and the First Mortgage Indenture conform as to legal matters in all material respects with the statements concerning them made in the Prospectus;

          (v) The First Mortgage Indenture constitutes a valid, direct first mortgage lien for the benefit of all bonds issued thereunder, including the Bonds, subject to such permissible encumbrances as are defined therein, upon substantially all the permanent fixed properties of the Company (with the exception of such properties as are expressly excepted and excluded from such lien) now owned or hereafter acquired by the Company;

          (vi) The First Mortgage Indenture has been qualified under the Trust Indenture Act;

          (vii) The order of the Wisconsin Commission authorizing the issuance and sale of the Bonds has been duly entered and, to the best knowledge of such counsel, is still in force and effect; and no further approval, authorization, consent, certificate or order of any state or federal commission or regulatory authority is necessary with respect to the execution and delivery of the First Mortgage Supplemental Indenture or the issuance and sale of the Bonds, except that the offering and sale of the Bonds in certain jurisdictions may be subject to the securities or "blue sky" laws thereof, as to which such counsel need express no opinion;

          (viii) The Registration Statement has become effective under the Act; to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or threatened under
     Section 8 of the Act; the Registration Statement, at the Effective Date, and the Prospectus, at the date it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) (other than the financial statements and other financial and statistical information contained or incorporated by reference in the Registration Statement and the Prospectus, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the applicable instructions, rules and regulations of the Commission thereunder; and the documents or portions thereof filed with the Commission pursuant to the Exchange Act and deemed to be incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), at the time they were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the applicable instructions, rules and regulations of the Commission thereunder;

          (ix) Except as expressly stated in such counsel's opinion pursuant to the requirements of this Section 5(d), but otherwise without any independent check or verification, such counsel has no reason to believe that the Registration Statement, at the Effective Date (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the date it was filed with, or transmitted for filing to, the Commission pursuant to Rule 424(b) or at the date of such opinion (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) included any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (x) To the best knowledge or such counsel, there is no default under any material indenture, mortgage, deed of trust, lease or other material agreement or instrument to which the Company is a party or by which the Company, or any of its property, is bound arising from the consummation of the transactions contemplated by, and the fulfillment of the terms of, this Agreement or arising from compliance by the Company with all the terms and provisions of the First Mortgage Indenture;

          (xi) Except as described in the Prospectus, there is, to the best knowledge of such counsel, no action, suit, proceeding or investigation at law or in equity before or by any court, public board or body, pending or, to the best knowledge of such counsel, threatened against or affecting the Company wherein an unfavorable decision, ruling or finding would adversely affect the transactions contemplated by this Agreement or the validity or enforceability against the Company of this Agreement, the First Mortgage Indenture or the Bonds; and

          (xii) This Agreement has been duly authorized, executed and delivered by the Company.


     The Underwriters shall also be entitled to rely upon the opinions of such counsel delivered to the First Mortgage Trustee in connection with the issuance and authentication of the Bonds.

     (e) There shall have been furnished to you a certificate, dated the Closing Date and addressed to you, signed by the President and a Vice President of the Company, to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened; (iii) all filings required by Rule 424 of the Rules and Regulations have been made; (iv) the signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments or supplements thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and such documents contain all statements and information required to be included therein, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (v) since the Effective Date there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth; and there has been no document required to be filed under the Exchange Act and the Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

     (f) Since the Effective Date, neither the Company nor any of its Subsidiaries shall have sustained any loss by fire, flood, accident or other calamity, or shall have become a party to or the subject of any litigation, which is materially adverse to the Company (or to the Company and its Subsidiaries taken as a whole), nor shall there have been a material adverse change in the general affairs, operations, business, prospects, key personnel, capitalization, financial condition or net worth of the Company (or of the Company and its Subsidiaries taken as a whole), whether or not arising in the ordinary course of business, which loss, litigation or change, in your judgment, shall render it impractical or inadvisable to proceed with the payment for and delivery of the Bonds.

     (g) On the Closing Date you shall have received a letter of Coopers & Lybrand, dated the Closing Date and addressed to you, confirming that they are independent certified public accountants with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the applicable published Rules and Regulations, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given or incorporated in the Prospectus, as of a date not more than five days prior to the date of such letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and confirming the conclusions and findings set forth in such prior letter.

     (h)  All applicable conditions precedent and other requirements provided in
Article III of the First Mortgage Indenture in connection with the authentication and delivery of the Bonds shall have been duly satisfied by the Company and the First Mortgage Trustee.

     (i) Between the date of this Agreement and the Closing Date, no downgrading shall have occurred in the rating accorded to any of the Company's debt securities by Moody's Investor Service, Inc., Standard. & Poor's Corporation or Duff and Phelps, Inc., and no such organization shall have publicly announced that it proposes to withdraw, or that it has under surveillance or review its rating of any of the Company's debt securities.

     (j) You shall have been furnished such additional documents and certificates as you or counsel for the Underwriters may reasonably request.

     All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to counsel for the Underwriters. The Company shall furnish to you conformed copies of such opinions, certificates, letters and other documents in such number as you shall reasonably request. If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date, by you. Any such cancellation shall be without liability of the Underwriters to the Company. Notice of such cancellation shall be given the Company in writing, or by facsimile or telephone and confirmed in writing.

     6.   Indemnification and Contribution.  (a) The Company shall indemnify and
          --------------------------------
hold harmless each Underwriter against any loss, clam, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended and supplemented or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Bonds under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended and supplemented or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that the Company shall not be liable under this
Section 6(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company through the Representative[s] by or on behalf of any Underwriter specifically for use in the preparation of the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended and supplemented, or any Blue Sky Application.

     (b) Each Underwriter severally, but not jointly, shall indemnify and hold harmless the Company against any loss, claim, damage or liability (or any action in respect thereof) to which the Company may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended and supplemented, or in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, the Prospectus or the Registration Statement or Prospectus as amended and supplemented, or in any Blue Sky Application, a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Company promptly after receipt of invoices from the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through you by or on behalf of such Underwriter specifically for use in the preparation thereof.

     (c) Promptly after receipt by any indemnified party under subsection (a) or (b) above of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have under this Section 6 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 6. If any such claim or action shall be brought against any indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under such subsection for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; except that the Representative[s] shall have the right to employ counsel to represent you and those other Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under such subsection if, in your reasonable judgment, it is advisable for you and those Underwriters to be represented by separate counsel, and in that event the fees and expenses of such counsel shall be paid by the Company.

     (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwrites on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus as amended and supplemented. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in subsection (c) hereof).

     (e) The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have, and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have, and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

     7.   Substitution of Underwriters.  If any Underwriter defaults in its
          ----------------------------
obligation to purchase the principal amount of Bonds which it has agreed to purchase under this Agreement, the non-defaulting Underwriters shall be obligated to purchase (in the respective proportions which the principal amount of Bonds set forth opposite the name of each non-defaulting Underwriter in
Schedule I hereto bears to the aggregate principal amount of Bonds less the principal amount of Bonds which the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the Bonds which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters shall not be obligated to purchase any of the Bonds if the total number of Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total number of Bonds, and any non-defaulting Underwriters shall not be obligated to purchase more than 110% of the number of Bonds set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to you who so agree, shall have the right, but shall not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Bonds. If the non-defaulting Underwriters or the other underwriters satisfactory to you do not elect to purchase the Bonds which the defaulting Underwriter or Underwriters agreed but failed to purchase, the Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company except for the payment of expenses to be borne by the Company and the Underwriters as provided in Section (4)(h) hereof and the indemnity and contribution agreements of the Company and the Underwriters contained in Section 6 hereof.

     Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have for damages caused by its default. If the other underwriters satisfactory to you are obligated or agree to purchase the Bonds of a defaulting Underwriter, either you or the Company may postpone the Closing Date for up to seven full Business Days in order to effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and to file promptly any amendments or any supplements to the Registration

Statement or the Prospectus which in your opinion may thereby be made necessary.

     8.   Effective Date and Termination.  (a) This Agreement shall become
          ------------------------------
effective at 11:00 A.M., New York City time, on the date hereof.

     (b) Until the Closing Date, this Agreement may be terminated by you by giving notice as hereinafter provided to the Company if (i) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters' obligation hereunder is not fulfilled, (iii) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission or such exchange or other regulatory body or governmental authority having jurisdiction, (iv) a banking moratorium is declared by either Federal or State of New York or Wisconsin authorities, (v) the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States, or (vi) there shall have been such a material adverse change in general economic, political or financial conditions, or the effect of international conditions on the financial markets in the United States shall be such, as to, in the judgment of a majority in interest of the several Underwriters, make it inadvisable or impracticable to proceed with the delivery of the Bonds. Any termination of this Agreement pursuant to this Section 8 shall be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(h) and 6 hereof.

     Any notice referred to above may be given at the address specified in
Section 10 hereof in writing or by facsimile or telephone, and if by facsimile or telephone, shall be immediately confirmed in writing.

     9.   Survival of Certain Provisions.  The agreements contained in Section 6
          ------------------------------
hereof and the representations, warranties and agreements of the Company contained in Sections 1 and 4 hereof shall survive the delivery of the Bonds to the Underwriters hereunder and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.

     10.  Notices.  Except as otherwise provided in the Agreement, (a) whenever
          -------
notice is required by the provisions of this Agreement to be given to the Company, such notice shall be in writing or by telegraph addressed to the Company at Madison Gas and Electric Company, 133 South Blair Street, Madison, Wisconsin 53703, Attention: Vice President-Finance; and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice shall be in writing or by telegraph addressed to __________________, ___________________, Attention: _____________________.

     11.  Parties.  This Agreement shall inure to the benefit of and be binding
          -------
upon the several Underwriters, the Company and their respective successors.
This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of section 15 of the Act and (b) the indemnity agreement of the Underwriters contained in Section 6 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company. Nothing in this Agreement shall be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

     12.  Definition of "Business Day" and "Subsidiary".  For purposes of this
          ---------------------------------------------
Agreement, (a) "Business Day" means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

     13.  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of ___________.

     14.  Counterparts.  This Agreement may be signed in one or more
          ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     Please confirm, by signing and returning to us two counterparts of this Agreement, that you are acting on behalf of yourselves and the several Underwriters and that the foregoing correctly sets forth the Agreement between the Company and the several Underwriters.

                              Very truly yours,

                              MADISON GAS AND ELECTRIC COMPANY


                              By:
                                 --------------------------------
                              Title:



Confirmed and accepted as of
the date first above mentioned

[REPRESENTATIVE[S]]
as Representative[s] of the several
Underwriters named in Schedule I hereto

By:
   ----------------------------
Title:

                                   Schedule I


     Underwriting Agreement dated __________________, 199[ ]


                                                            Principal Amount
                                                             of Bonds to be
     Underwriter                                               Purchased
     -----------                                         --------------------

[Name]    . . . . . . . . . . . . . . . . . . . . . . . . . . . $
